                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                         /X/
Filed by a Party other than the Registrant      / /

Check the appropriate box:

/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section  240.14a-11(c) or
       Section  240.14a-12

                               RINGER CORPORATION
                (Name of Registrant as Specified in its Charter)

                      ____________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:
    ____________________________________________________________________________

    2)   Aggregate number of securities to which transaction applies:
    ____________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________

    4)   Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________

    5)   Total fee paid:
    ____________________________________________________________________________

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                 ______________________________________________

    2)   Form, Schedule or Registration Statement No.:
                                                      _________________________

    3)   Filing Party:
                      _________________________________________________________

    4)   Date Filed:
                    ___________________________________________________________

                               RINGER CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                               FEBRUARY 18, 1997


TO THE SHAREHOLDERS OF RINGER CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Ringer Corporation will be held at 3:30 p.m. on Tuesday, February 18, 1997, at the Holiday Inn Crown Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

          1.   To elect seven directors to serve on the Board of Directors.

          2.   To approve the 1996 Incentive and Stock Option Plan.

          3. To ratify the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending September 30, 1997.

          4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 20, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                         By Order of the Board of Directors,


                                         Mark G. Eisenschenk
                                         Mark G. Eisenschenk
                                         Secretary

Dated: January 17, 1997



   SHAREHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
           ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                               RINGER CORPORATION


                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 18, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ringer Corporation for use at the Annual Meeting of Shareholders of the Company to be held on February 18, 1997, at 3:30 p.m. at the Holiday Inn Crown Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for directors named in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about January 17, 1997 along with the Company's 1996 Annual Report to Shareholders.

     Only shareholders of record at the close of business on December 20, 1996 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On December 20, 1996, there were 10,921,930 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

     The Company's principal executive offices are located at 9555 James Avenue South, Suite 200, Bloomington, Minnesota 55431.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors to be elected for the ensuing year at seven and recommends the election of Messrs. Goldberg, Stofer, Fischer, Lovness, Pass, Yanni and Hetterick (the "Nominees") to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Each Nominee is presently a director of the Company.

     Unless instructed not to vote for the election of directors, the proxies will vote to elect the Nominees. If any of the Nominees is not a candidate for election at the meeting, which is not presently anticipated, the proxy holders may vote for such other person or persons as they in their discretion may determine. The term of office of each existing director extends until the annual meeting and until their successors are duly elected and qualified.

     The following information is given as of December 31, 1996 and has been furnished to the Company by the respective individuals listed below.

                                                                PRINCIPAL OCCUPATION AND
                       NAME AND AGE                     BUSINESS EXPERIENCE FOR PAST FIVE YEARS                 DIRECTOR SINCE
                       ------------                     ---------------------------------------                 --------------
                 Stanley Goldberg#            Chief Executive Officer of the Company since 1993; President      September 1992
                 Age 50                       of the Company since September 1992.  Vice President and
                                              General Manager of Thomson, S.A., World Wide Audio Division,
                                              a defense and electronics company from 1990 to 1992; General
                                              Manager of Thomson S.A., Audio Americas Operations from 1988 to 1990; Manager of Product Development for General Electric
                                              Company, a consumer and industrial products and defense
                                              company, from 1986 to 1988.  Director of Pet Food Warehouse,
                                              Inc.

                 Gordon F. Stofer +@*         Chairman of the Board of Directors of the Company since July      December 1985
                 Age 49                       1986; President of Cherry Tree Investments, Inc. and
                                              Managing General Partner of Cherry Tree Ventures venture
                                              capital partnerships since 1980.  Director of Coda Music
                                              Technology, Inc., Insignia Systems Incorporated, Harmony
                                              Brook, Inc. and Pet Food Warehouse, Inc.

                 Robert W. Fischer +@*        President of R.W. Fischer & Company, Inc., a corporate              June 1981
                 Age 78                       development and investment banking services company, since
                                              1979.  Director of Apertus Technologies Incorporated.

                 Donald E. Lovness            Former Senior Scientist of the Company until his retirement         June 1965
                 Age 72                       in December 1988.

                 Franklin Pass, M.D.#         Chairman and Chief Executive Officer of Medi-Ject                   June 1990
                 Age 60                       Corporation, a manufacturer of needle-free injection
                                              devices, since 1992; President of International Agricultural
                                              Investments, Ltd., an agricultural and consulting
                                              partnership from 1990 to 1993; Chairman and Chief Executive
                                              Officer of Bioseeds International, Inc., an agricultural
                                              seed company, from 1987 to 1990.

                 Frederick F. Yanni,          President and Chief Executive Officer of Health Services            June 1993
                 Jr.#+                        Medical Corporation of Central New York, Inc., a network
                 Age 54                       health maintenance organization, since 1976; President and
                                              Chief Executive Officer of Health Services Association, a
                                              provider of ambulatory care, since 1972.

                 John F.  Hetterick#@*        President and Chief Executive Officer of Rollerblade, Inc.,         June 1993
                 Age 51                       a manufacturer of in-line skates, since 1992; President  of
                                              Tonka International, a division of Tonka, Corporation, a
                                              toy manufacturer, from 1989 to 1991; Vice President-
                                              Marketing of Pepsi-Cola International, a manufacturer and
                                              distributor of soft drinks from 1986 to 1989.  Director of
                                              Rollerblade, Inc.

_____________________________
+     Member of Audit Committee
@     Member of Stock Option Committee
*     Member of Compensation Committee
#     Member of Compliance Committee

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

      During the fiscal year ended September 30, 1996, the Board of Directors met ten times. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served except Franklin Pass, M.D. who attended six of the ten meetings of the Board of Directors and Frederick Yanni, Jr. who attended seven of the ten meetings of the Board of Directors and one of the two meetings of the audit committee. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

      The Board of Directors of the Company has standing audit, compliance, compensation and stock option committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

      The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1996, the audit committee held two meetings.

      The compliance committee helps ensure management has implemented appropriate policies, procedures, practices, controls and monitoring techniques for maintaining compliance with applicable laws and regulations. During the year, the compliance committee did not hold any meetings.

      The compensation committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans (other than the Company's 1986 Employee Incentive Stock Option Plan), fringe benefits and retirement benefits for all employees. During fiscal 1996, the compensation committee held four meetings.

      The stock option committee's sole function is to administer the Company's 1986 Employee Incentive Stock Option Plan. During fiscal 1996, the stock option committee held two meetings.


                                       EXECUTIVE OFFICERS

         Name                                    Age                               Position
         ----                                    ---                               --------
         Stanley Goldberg                         50                Chief Executive Officer,
                                                                    President

         Mark G. Eisenschenk                      39                Chief Financial Officer,
                                                                    Vice President - Finance,
                                                                    Treasurer and Secretary

         Patrick J. McGinnity, Ph.D.              42                Vice President and General
                                                                    Manager - Safer and Ringer
                                                                    Products

         Michael R. Goblet                        50                Vice President - Sales



     See the biographical information on Mr. Goldberg under "Election of Directors."

     Mark G. Eisenschenk joined the Company in January 1994 as Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. From 1991 to 1994, Mr. Eisenschenk was the Vice President and Chief Financial Officer of ECM Publishers, Inc. From 1986 to 1991, Mr. Eisenschenk was Director of Treasury, Taxation and Accounting of Sinclair and Valentine, formerly a unit of Allied-Signal, Inc.

     Patrick J. McGinnity, Ph.D. joined the Company in September 1987 as Vice President-Research and Development. From December 1983 to September 1987, Dr. McGinnity was Senior Field Research and Development Specialist and Regional Field Research and Development Manager at PPG Industries, Inc.

     Michael R. Goblet joined the Company in March 1993 as Vice President - Sales. From 1982 to 1993, Mr. Goblet was a Regional Manager at the O. M. Scotts Company.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with except that, due to an administrative oversight at the Company, the following directors filed late Form 5 reports for fiscal 1996: Mr. Fischer, Mr. Hetterick, Mr. Lovness, Dr. Pass and Mr. Yanni.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded to or earned in fiscal years 1994, 1995 and 1996 by the Company's Chief Executive Officer and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended September 30, 1996.

                           Summary Compensation Table

                                                                          Long-Term
                                                                        Compensation (1)
                                                                  --------------------------
                                      Annual Compensation         Restricted      Securities
    Name and                          -------------------           Stock        Underlying      All Other
Principal Position          Year         Salary         Bonus      Awards           Options    Compensation
------------------          ----      -----------   -----------  ----------     ---------------------------
Stanley Goldberg,           1996      $  178,500    $  20,000           --               --        $  22,227 (2)
  President and Chief       1995      $  171,133           --           --          225,000        $  20,548 (2)
  Executive Officer         1994      $  170,000    $  35,000       10,000               --        $  12,400


Michael R. Goblet,          1996      $  102,083    $   1,000           --               --               --
  Vice President of         1995      $  102,417           --           --           17,000               --
  Sales                     1994      $   97,125    $   3,000           --            7,000               --


Patrick J. McGinnity,       1996      $  104,167    $   1,500           --               --               --
  Vice President and        1995      $   94,875           --           --           35,000               --
  General Manager,          1994      $   89,250    $   5,000           --           10,000               --
  Safer and Ringer
  Products

-----------------
(1) Mr. Goldberg held 15,000 shares of restricted stock valued at $28,125 as of September 30, 1996.

(2) Includes compensation of $7,087 in 1996 and $7,417 in 1995 relating to the purchase of disability insurance for Mr. Goldberg.

                         Fiscal Year-End Option Values
                         -----------------------------

                                            Number of Unexercised                    Value of Unexercised
                                              Options at End of                      In-the-Money Options
                                                 Fiscal 1996                        at End of Fiscal 1996
                                         ----------------------------            ---------------------------
Name                                     Exercisable    Unexercisable            Exercisable   Unexercisable
----                                     -----------    -------------            -----------   -------------
Mr. Goldberg                               251,250         198,750                  $ 0             $ 0
Mr. Goblet                                  31,526          17,474                    0               0
Dr. McGinnity                               46,354          28,656                    0               0

DIRECTOR COMPENSATION

     The Company does not provide cash compensation to its outside directors, but reimburses them for travel expenses for Board of Directors and committee meetings attended. The Board of Directors has adopted the 1993 Stock Option Plan for Non-Employee Directors (the "Director Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting. Such plan provides that each non-employee director shall receive an option to purchase 10,000 shares of Common Stock upon initial election as a director and an option to purchase an additional 5,000 shares of Common Stock on the first business day of each fiscal year in which he or she remains a director, commencing October 1, 1993. The exercise price of all options under the Director Plan is equal to the fair market value on the date of grant. Each option granted under the Director Plan is fully exercisable on the date of grant and terminates five (5) years after the date of grant.

EMPLOYMENT AGREEMENTS

     The Company and Stanley Goldberg entered into an Employment Agreement under which Mr. Goldberg agreed to serve as the President of the Company. The agreement provides for a minimum annual base compensation payable to Mr. Goldberg of $162,500. In addition to such base salary, Mr. Goldberg is eligible to participate in an executive compensation incentive plan that provides for bonus payments to Mr. Goldberg of up to 40% of his base salary based on personal and company performance objectives established by the Company's Board of Directors. The agreement further provides that Mr. Goldberg may be entitled to severance pay in the event Mr. Goldberg's employment with the Company is terminated under certain circumstances. Such severance pay is equal to his base monthly salary at the time of such termination and is payable for a period of twelve months following such termination, offset by any compensation received by Mr. Goldberg during such period from other employment.

CONTINGENCY RETENTION PLAN

     On February 11, 1992, the Board of Directors of the Company established a Contingency Retention Plan (the "Retention Plan"). The Retention Plan provides for the payment to certain key employees of the Company, including Mr. Goldberg and other officers, of a lump sum termination benefit plus continuation of life insurance, health insurance and dental benefits for a period of time in the event the employment of such employees is terminated within two years after a "change of control." A change of control is defined for purposes of the Retention Plan as (i) the acquisition by any person of beneficial ownership of more than 50% of the voting securities of the Company, (ii) the completion by the Company, after approval by its stockholders, of a merger, consolidation, recapitalization, reorganization, distribution of assets, sale of all or substantially all of its assets, or liquidation or dissolution, or (iii) the failure of the Directors who comprised the Board on January 2, 1992, or their nominated successors, to constitute two-thirds of the members of the Board of Directors. No termination benefits are paid, and no health or welfare benefits continue, if the employee's termination is for "cause" (defined to include willful and continual failure to perform duties for 30 days after notice and wilful conduct that is demonstrably and materially injurious to the Company), is because of permanent disability, is initiated by the employee for other than good reason (as defined), or is a result of the death of the officer or employee.

     The amount of the lump sum termination benefit varies from the equivalent of three months to two years of salary and bonus at the time of termination. Vice presidents of the Company would receive one year's salary and bonus upon termination while Mr. Goldberg, as President, would receive two years' salary and bonus. The period during which health and welfare benefits would continue after termination varies from three months to two years, but is terminated if the employee obtains other employment with similar benefits.

STOCK OPTION PLANS

     In 1986, the Board of Directors and the shareholders of the Company approved the 1986 Employee Incentive Stock Option Plan (the "1986 Plan") which expired on September 17, 1996. As of such date, 833,068 shares were subject to outstanding options at a weighted average exercise price of $2.11 per share, of which options to purchase 465,875 shares were exercisable as of such date. As of September 30, 1996, a total of 28 employees held options under the 1986 Plan.

     On November 25, 1996, the Board of Directors adopted, subject to shareholder approval, the Ringer Corporation 1996 Incentive and Stock Option Plan. See "Proposal Two: To Approve The 1996 Incentive And Stock Option Plan."

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of December 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by all directors, by the executive officer named in the executive compensation table and by all officers and directors as a group. Unless noted below, the address of each of the following shareholders is the same as the Company.

                                               AMOUNT AND NATURE
NAME AND ADDRESS                                 OF BENEFICIAL
OF BENEFICIAL OWNER                               OWNERSHIP(1)                           PERCENT OF CLASS
-------------------                        --------------------------                    ----------------
Gordon F. Stofer and                                 674,561                                     6.2%
Cherry Tree Ventures III (2)
1400 Northland Plaza
3800 West 80th Street
Minneapolis, MN 55431

Parsnip River Company                                905,388                                     8.3%
4422 IDS Center
80 South 8th Street
Minneapolis, MN 55402

Alphi Investment Management Co.                      667,100                                     6.1%
155 Pfingsten Road, Suite 360
Deerfield, IL 60015

Stanley Goldberg                                     316,515                                     2.8%

Robert W. Fischer                                    114,001                                     1.0%

Donald E. Lovness                                     30,550                                        *

Franklin Pass, M.D.                                   20,000                                        *

Frederick F. Yanni, Jr.                               33,300                                        *

John F. Hetterick                                     30,000                                        *

Michael R. Goblet                                     43,214                                        *

Patrick J. McGinnity, Ph.D.                           51,719                                        *

Officers and directors as                          1,374,215                                    11.9%
a group (11 persons) (1)

--------------
*     Less than one percent

(1) Includes for Stanley Goldberg, options to purchase 292,500 Shares of Common Stock which are exercisable within 60 days; for Robert W. Fischer, options to purchase 20,000 shares of Common Stock which are exercisable within 60 days; for Donald E. Lovness, options to purchase 20,000 shares of Common Stock which are exercisable within 60 days; for Franklin Pass, M.D., options to purchase 20,000 shares of Common Stock which are exercisable within 60 days; for Frederick F. Yanni, Jr., options to purchase 30,000 shares of Common Stock which are exercisable within 60 days; for John F.

      Hetterick, options to purchase 30,000 shares of Common Stock which are exercisable within 60 days; for Michael R. Goblet, options to purchase 35,804 shares of Common Stock which are exercisable in 60 days; for Patrick J. McGinnity, Ph.D., options to purchase 51,719 shares of Common Stock which are exercisable within 60 days; and for all officers and directors as a group, options to purchase 578,378 shares of Common Stock which are exercisable within 60 days.

(2) Includes 648,163 shares held by Cherry Tree Ventures III, of which Mr. Stofer, the Chairman of the Board of the Company, is a general partner. Mr. Stofer disclaims beneficial ownership of shares held by Cherry Tree Ventures III. Also includes options to purchase 15,000 shares of Common Stock which are exercisable within 60 days.


                                  PROPOSAL TWO
              TO APPROVE THE 1996 INCENTIVE AND STOCK OPTION PLAN

     On November 25, 1996, the Board of Directors adopted, subject to shareholder approval, the Ringer Corporation 1996 Incentive and Stock Option Plan (the "1996 Plan"). The purpose of the 1996 Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees and directors capable of contributing to the growth and success of, and providing strategic direction to, the Company, and by offering such employees and directors an opportunity to acquire a proprietary interest in the Company, thereby providing them with incentives to put forth maximum efforts for the success of the Company's business and aligning the interests of such employees and directors with those of the Company's shareholders. The following is a description of the material terms and conditions of the 1996 Plan.

     The 1996 Plan will be administered by a committee of the Board of Directors (the "Committee"). A total of 500,000 shares of Common Stock are available and reserved for issuance upon the exercise of options granted under the 1996 Plan. Full and part-time employees, members of the Board of Directors, consultants or independent contractors providing valuable services to the Company or any eligible affiliate of the Company are eligible to receive awards under the 1996 Plan. Awards may be in the form of options to purchase Common Stock, grants of restricted Common Stock or grants of unrestricted Common Stock. Options may be in the form of incentive stock options ("ISO"), which comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options; provided, however, that ISOs may only be granted to employees and may not have a term greater than 10 years.

     The Committee will have the power to determine the number of shares to be covered by awards under the 1996 Plan, determine the terms and conditions of an award, amend the terms of an award, interpret and administer the 1996 Plan and establish rules under the 1996 Plan. The exercise price of each option granted under the 1996 Plan shall not be less than the fair market value of the Common Stock on the date the option is granted. Under the 1996 Plan, the Committee may permit participants receiving or exercising options, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the option or shares previously owned by the optionee) to the Company in payment of the exercise price thereunder or to satisfy federal and state tax obligations. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation, or other event occurs that affects the Company's Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of benefits under the 1996 Plan, the Committee may make such adjustments to awards under the 1996 Plan as it deems necessary to preserve the benefits intended under the 1996 Plan and such awards. Awards granted under the 1996 Plan are not transferable.

     The 1996 Plan will be effective immediately upon its approval by the requisite vote of the shareholders. As of December 31, 1996, options to purchase 55,600 shares had been granted, subject to shareholder approval, to 27 employees at a weighted average exercise price of $1.75, none of which were exercisable as of such date.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE 1996 INCENTIVE AND STOCK OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 PLAN.


                                 PROPOSAL THREE
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche as the Company's independent auditors for the year ending September 30, 1997 and recommends that the shareholders ratify that appointment. Deloitte & Touche has served as the Company's independent auditors for the years ended September 30, 1989 through 1996. Deloitte & Touche has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THIS APPOINTMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THIS APPOINTMENT.


                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 9555 James Avenue South, Suite 200, Bloomington, Minnesota 55431, not later than September 20, 1997.

                                        By Order of the Board of Directors,


                                        Mark G. Eisenschenk
                                        Mark G. Eisenschenk
                                        Secretary

Dated:  January 17, 1997

                                      PROXY
                               RINGER CORPORATION
                       9555 JAMES AVENUE SOUTH, SUITE 200
                          BLOOMINGTON, MINNESOTA 55431

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated January 17, 1997 appoints Stanley Goldberg and Mark Eisenschenk proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designed below, all shares of Common Stock of Ringer Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ringer Corporation to be held on Tuesday, February 18, 1997 at the Holiday Inn Crown Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

             1.   ELECTION OF DIRECTORS
                  [ ]  FOR all nominees listed below                [ ]  WITHHOLD AUTHORITY to vote for
                       (except as marked to the contrary below)          all nominees listed below
                  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                  NOMINEE'S NAME IN THE LIST BELOW.)
                   Stanley Goldberg, Gordon F. Stofer, Robert W. Fischer, Donald E. Lovness, Franklin Pass,
                   Frederick F. Yanni, Jr., John F. Hetterick
             2.   PROPOSAL TO APPROVE THE 1996 INCENTIVE AND STOCK OPTION PLAN
                  [ ] FOR                                  [ ] AGAINST                               [ ] ABSTAIN

                           (continued from other side)

             3.   RATIFICATION OF INDEPENDENT AUDITORS
                  [ ] FOR the ratification of Deloitte & Touche as the Company's independent auditors for the year ending September 30, 1997
                  [ ] WITHHOLD AUTHORITY to vote for the ratification of Deloitte & Touche as the
                  Company's independent auditors for the year ending September 30, 1997
             4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

           This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all of the above items.
                                            PLEASE SIGN, DATE AND MAIL
                                            THIS PROXY IN THE ENCLOSED
                                            ADDRESSED ENVELOPE, WHICH
                                            REQUIRES NO POSTAGE IF MAILED
                                            IN THE U.S.

                                            Please sign exactly as your
                                            name appears hereon. Jointly
                                            owned shares will be voted as
                                            directed if one owner signs
                                            unless another owner instructs
                                            to the contrary, in which case
                                            the shares will not be voted.
                                            If signing in a representative
                                            capacity, please indicate
                                            title and authority.

                                            Date:                   , 1997
                                                    ----------------------

                                            ------------------------------
                                                      Signature